                                                                   Exhibit 10.11
                                                                  EXECUTION COPY


================================================================================

                           STOCK PURCHASE AGREEMENT

                                     among

                            NEWSUB SERVICES, INC.,

                                JAY S. WALKER,

                      GENERAL ATLANTIC PARTNERS 46, L.P.,

                        GAP COINVESTMENT PARTNERS, L.P.

                                      and

                         THE STOCKHOLDERS NAMED HEREIN


                         _____________________________

                           Dated as of March 9, 1998
                         _____________________________




================================================================================

                               Table of Contents
                               -----------------

                                                                          Page
                                                                          ----
ARTICLE 1   DEFINITIONS.................................................    2
       1.1  Definitions.................................................    2
       1.2  Accounting Terms; Financial Statements......................    8

ARTICLE 2   PURCHASE AND SALE OF COMMON STOCK...........................    8
       2.1  Purchase and Sale of Common Stock...........................    8
       2.2  Closing.....................................................    8
       2.3  Second Payment Date.........................................    9

ARTICLE 3   CONTINGENT PAYMENT..........................................    9
       3.1  1998 Contingent Payment.....................................    9
       3.2  1999 Continent Payment......................................   11
       3.3  IPO Contingent Payment......................................   12
       3.4  Payment for Sale of Company.................................   12
       3.5  Payment to the Selling Stockholders.........................   13

ARTICLE 4   REPRESENTATIONS AND WARRANTIES OF THE SELLING STOCKHOLDERS..   14
       4.1  Power and Authority.........................................   14
       4.2  Authorization; No Contravention.............................   14
       4.3  Title to Purchased Shares...................................   14
       4.4  Governmental Authorization; Third Party Consents............   15
       4.5  Binding Effect..............................................   15
       4.6  Litigation..................................................   15
       4.7  Compliance with Laws........................................   15
       4.8  No Default or Breach........................................   15
       4.9  Potential Conflicts of Interest.............................   16
       4.10 Private Offering............................................   16

ARTICLE 5   REPRESENTATIONS AND WARRANTIES OF WALKER....................   16
       5.1  Credit Agreement Representations............................   16
       5.2  Corporate Existence and Power...............................   16
       5.3  Authorization; No Contravention.............................   16
       5.4  Governmental Authorization; Third Party Consents............   17
       5.5  Binding Effect..............................................   17
       5.6  Capitalization..............................................   17
       5.7  FIRPTA......................................................   18
       5.8  Financial Statements........................................   18
       5.9  Taxes.......................................................   18
       5.10 Private Offering............................................   18
       5.11 Potential Conflicts of Interest.............................   18
       5.12 Trade Relations.............................................   19

       5.13 Broker's, Finder's or Similar Fees.........................    19

ARTICLE 6   REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS...........    19
       6.1  Existence and Power........................................    19
       6.2  Authorization; No Contravention............................    20
       6.3  Governmental Authorization; Third Party Consents...........    20
       6.4  Binding Effect.............................................    20
       6.5  Litigation.................................................    20
       6.6  Purchase for Own Account...................................    21
       6.7  Investment Experience......................................    22
       6.8  Broker's, Finder's or Similar Fees.........................    22

ARTICLE 7   CONDITIONS TO THE OBLIGATION OF THE PURCHASERS TO CLOSE....    22
       7.1  Representations and Warranties.............................    22
       7.2  Compliance with this Agreement.............................    22
       7.3  Secretary's Certificate....................................    22
       7.4  Selling Stockholders' Certificate..........................    23
       7.5  Documents..................................................    23
       7.6  Stockholders Agreement.....................................    23
       7.7  Registration Rights Agreement..............................    23
       7.8  Opinion of Counsel.........................................    23
       7.9  Purchased Shares...........................................    23
       7.10 Consents and Approvals.....................................    24
       7.11 Auditor's Review...........................................    24
       7.12 Conversion to a C Corporation..............................    24
       7.13 Walker and Loeb Agreement..................................    24

ARTICLE 8   CONDITIONS TO THE OBLIGATION OF THE SELLING
            STOCKHOLDERS TO CLOSE......................................    24
       8.1  Representation and Warranties..............................    24
       8.2  General Partners' Certificates.............................    25
       8.3  Stockholders Agreement.....................................    25
       8.4  Payment by the Purchasers..................................    25
       8.5  Opinion of Counsel.........................................    25

ARTICLE 9   INDEMNIFICATION............................................    25
       9.1  Indemnification by Walker..................................    25
       9.2  Indemnification by Purchasers..............................    26
       9.3  Notification...............................................    26

ARTICLE 10  AFFIRMATIVE COVENANTS......................................    28
      10.1  Financial Statements and Other Information.................    28
      10.2  Books and Records..........................................    28
      10.3  Back-Ups of Computer Software..............................    28
      10.4  No Offers to Sell..........................................    28
      10.5  Issuance to Stuart Bell....................................    29

      10.6  Amendment to Certificate of Incorporation...................   29

ARTICLE 11  TERMINATION OF AGREEMENT....................................   29
      11.1  Termination.................................................   29
      11.2  Survival....................................................   30

ARTICLE 12  MISCELLANEOUS...............................................   30
      12.1  Survival of Representations and Warranties..................   30
      12.2  Notices.....................................................   31
      12.3  Successors and Assigns; Third Party Beneficiaries...........   31
      12.4  Amendment and Waiver........................................   31
      12.5  Counterparts................................................   32
      12.6  Headings....................................................   32
      12.7  Pronouns....................................................   32
      12.8  Governing Law...............................................   32
      12.9  Severability................................................   32
      12.10 Entire Agreement............................................   32
      12.11 Fees........................................................   32
      12.12 Publicity...................................................   32
      12.13 Further Assurances..........................................   33

EXHIBITS

A-1          Certificate of Incorporation
A-2          By-laws
B            Form of Stockholders Agreement
C            Form of Registration Rights Agreement
D            1998 Bank Financing Plan

SCHEDULES

 2.1         Purchase and Sale of Common Stock
 5.6         Capitalization
12.2         Addresses

                           STOCK PURCHASE AGREEMENT

          STOCK PURCHASE AGREEMENT, dated March 9, 1998 (this "Agreement"), among NewSub Services, Inc., a Connecticut corporation (the "Company"), Jay S. Walker ("Walker"), Margaret Loeb, John Veronis, John Suhler, Crutcher Family Trust, Joseph Hanson, The Jay S. Walker Irrevocable Credit Trust and Andre Jaeckle ("Jaeckle") (collectively, the "Selling Stockholders"), General Atlantic Partners 46, L.P., a Delaware limited partnership ("GAP LP") and GAP Coinvestment Partners, L.P., a New York limited partnership ("GAP Coinvestment" and, together with GAP LP, the "Purchasers").

          WHEREAS, the Selling Stockholders are the record and beneficial owners of shares of voting common stock, no par value, of the Company (the "Voting Stock") and nonvoting common stock, no par value, of the Company (the "Nonvoting Stock," and collectively with the Voting Stock, the "Common Stock");

          WHEREAS, pursuant to the terms and conditions set forth in this Agreement, the Selling Stockholders propose to sell to (a) GAP LP, and GAP LP has agreed to purchase from the Selling Stockholders, an aggregate of 117.18 shares of Voting Stock and an aggregate of 1014 shares of Nonvoting Stock, and
(b) GAP Coinvestment, and GAP Coinvestment has agreed to purchase from the Selling Stockholders, an aggregate of 25.88 shares of Voting Stock and an aggregate of 223.94 shares of Nonvoting Stock;

          WHEREAS, prior to the date hereof, pursuant to the Credit Agreement, dated as of March 5, 1998 (the "Credit Agreement"), among the Company, NationsBank, N.A., as agent and as lender and the other parties listed on the signature page thereto, the Company borrowed $50 million pursuant to a Term Loan Facility (as defined in the Credit Agreement) and borrowed up to $20 million pursuant to a Revolving Credit Facility (as defined in the Credit Agreement), and the Company distributed a portion of such funds to the stockholders of the Company as a one-time bonus payment and special dividend (collectively all of the items included in this recital are referred to herein as the "Recapitalization");

          WHEREAS, on the Closing Date (as hereinafter defined), the Company will enter into the Stockholders Agreement (as hereinafter defined) with GAP LP, GAP Coinvestment and the stockholders named therein, pursuant to which the parties thereto have agreed to, among other things, certain first offer, tag-along and rights on future issuances of equity securities and corporate governance rights and obligations;

          WHEREAS, on the Closing Date, the Company will enter into the Registration Rights Agreement (as hereinafter defined) with GAP LP, GAP Coinvestment and the stockholders named therein, pursuant to which the parties thereto have agreed to, among other things, certain registration rights with respect to certain shares of Common Stock;

          WHEREAS, in order to induce each of GAP LP and GAP Coinvestment to purchase the Purchased Shares (as hereinafter defined) and to enter into the Stockholders Agreement and the Registration Rights Agreement, the Company and the Selling Stockbolders have agreed to enter into this Agreement and make the representations and warranties set forth herein;

          NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE 1

                                  DEFINITIONS
                                  -----------

          1.1  Definitions.  As used in this Agreement, and unless the context
               -----------
requires a different meaning, the following terms have the meanings indicated:

          "Affiliate" shall mean any Person who is an "affiliate" as defined in
           ---------
Rule 12b-2 of the General Rules and Regulations under the Exchange Act. GAP LP and GAP Coinvestment shall be deemed to be Affiliates of one another.

          "Agreement" means this Agreement as the same may be amended
           ---------
supplemented or modified in accordance with the terms hereof.

          "Audited Financial Statements" means, with respect to a fiscal year,
           ----------------------------
the audited consolidated balance sheet of the Company as of the end of such fiscal year and the related statements of operations, cash flows and stockholders' equity for such fiscal year, setting forth in each case in comparative form the figures for the previous year, all in conformity with GAAP, in reasonable detail and accompanied by a management summary and analysis of the operations of the Company for such fiscal year and by the opinion of a nationally recognized independent certified public accounting firm reasonably satisfactory to the Purchasers.

          "Bell" has the meaning set forth in Section 10.5 of this Agreement.
           ----

          "Board of Directors" means the Board of Directors of the Company.
           ------------------

          "Business Day" means any day other than a Saturday, Sunday or other
           ------------
day on which commercial banks in the State of New York are authorized or required by law or executive order to close.

          "By-Laws" means the by-laws of the Company in effect on the Closing Date substantially in the form attached hereto as Exhibit A-2, as the same may
                                                  -----------
be amended from time to time.

          "Capital Lease Obligations" of any Person shall mean, as of the date
           -------------------------
of determination, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP consistently applied.

          "Certificate of Incorporation" means the Certificate of Incorporation
           ----------------------------
of the Company substantially in the form attached hereto as Exhibit A-1, as the
                                                            -----------
same may be amended from time to time.

          "Claims" has the meaning set forth in Section 9.1 of this Agreement.
           ------

          "Closing" has the meaning set forth in Section 2.2 of this Agreement.
           -------

          "Closing Date" has the meaning set forth in Section 2.2 of this
           ------------
Agreement.

          "Code" means the Internal Revenue Code of 1986, as amended, or any
           ----
successor statute thereto.

          "Commission" means the Securities and Exchange Commission or any
           ----------
similar agency then having jurisdiction to enforce the Securities Act.

          "Common Stock" has the meaning set forth in the recitals to this
           ------------
Agreement.

          "Common Stock Equivalent" means any security or obligation which is by
           -----------------------
its terms convertible into or exchangeable for shares of Common Stock, including, without limitation, any option, warrant or other subscription or purchase right with respect to Common Stock.

          "Company" has the meaning set forth in the recitals to this Agreement.
           -------

          "Condition of the Company" means the assets, business, properties,
           ------------------------
prospects, operations or financial condition of the Company.

          "Contingent Payment" has the meaning set forth in Section 3.5 of this
           ------------------
Agreement.

          "Contractual Obligations" means as to any Person, any provision of any
           -----------------------
security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument to which such Person is a party or by which it or any of its property is bound.

          "Credit Agreement" has the meaning set forth in the recitals to this
           ----------------
Agreement.

          "Extra Payments" has the meaning set forth in Section 3.1 of this
           --------------
Agreement.

          "Financial Statements" has the meaning set forth in Section 5.8 of
           --------------------
this Agreement.

          "GAAP" means generally accepted accounting principles in effect from
           ----
time to time in the United States.

          "GAP Coinvestment" has the meaning set forth in the recitals to this
           ----------------
Agreement.

          "GAP LLC" means General Atlantic Partners, LLC, a Delaware limited
           -------
liability company and the general partner of GAP LP, and any successor to such entity.

          "GAP LP" has the meaning set forth in the recitals to this Agreement.
           ------

          "Governmental Authority" means the government of any nation, state,
           ----------------------
city, locality or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

          "Indemnified Party" has the respective meanings set forth in Sections
           -----------------
9.1 and 9.3 of this Agreement.

          "Indemnnifying Party" has the respective meanings set forth in
           -------------------
Sections 9.1 and 9.3 of this Agreement.

          "Initial Public Offering" means an underwritten public offering
           -----------------------
pursuant to an effective Registration Statement filed under the Securities Act.

          "IPO Valuation" means, with respect to the Company, the product of (a)
           -------------
the aggregate number of shares of Common Stock outstanding immediately prior to the Initial Public Offering multiplied by (b) the mid-point of the anticipated price range per share of the shares of Common Stock to be offered in the Initial Public Offering based on the information provided in the Company's Registration Statement to calculate the Commission filing fee.

          "Jaeckle" has the meaning set forth in the recitals to this Agreement.
           -------

          "Jaeckle Agreement" has the meaning set forth in Section 7.10 of this
           -----------------
Agreement.

          "Lien" means any mortgage, deed of trust, pledge, hypothecation,
           ----
assignment, encumbrance, lien (statutory or other) or preference, priority, right or other security interest or preferential arrangement of any kind or nature whatsoever (excluding preferred stock and equity related preferences), including, without limitation, those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a Capital Lease Obligation, or any financing lease having substantially the same economic effect as any of the foregoing.

          "Loeb" has the meaning set forth in Section 7.10 of this Agreement.
           ----

          "Losses" "Losses" has the meaning set forth in Section 9.1 of this
           ------
Agreement.

          "Merger" means (x) the merger or consolidation of the Company into or
           ------
with one or more Persons or (y) the merger or consolidation of one or more Persons into or with the Company, if, in the case of (x) or (y), the stockholders of the Company prior to such merger or consolidation do not retain at least a majority of the voting power of the surviving Person.

          "Minor Stockholders" means Joseph Hanson, John Veronis, John Suhler,
           ------------------
the Crutcher Family Trust and Margaret Bates.

          "Minor Stockholders Agreement" has the meaning set forth in Section
           ----------------------------
7.10 of this Agreement.

          "Nonvoting Stock" has the meaning set forth in the recitals to this
           ---------------
Agreement.

          "Orders" has the meaning set forth in Section 4.2 of this Agreement.
           ------

          "Person" means any individual, firm, corporation, partnership, trust,
           ------
incorporated or unincorporated association, joint venture, joint stock company, limited liability company, Governmental Authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

          "Purchased Shares" has the meaning set forth in Section 2. 1 (a) of
           ----------------
this Agreement.

          "Purchaser Indemnified Party" has the meaning set forth in Section 9.2
           ---------------------------
of this Agreement.

          "Purchaser Indemnifying Party" has the meaning set forth in Section
           ----------------------------
9.2 of this Agreement.

          "Purchasers" has the meaning set forth in the recitals to this
           ----------
Agreement.

          "Recapitalization" has the meaning set forth in the recitals to this
           --------------
Agreement.

          "Registration Rights Agreement" means the Registration Rights
           -----------------------------
Agreement substantially in the form attached hereto as Exhibit C.
                                                       ---------

          "Registration Statement" means a Registration Statement filed pursuant
           ----------------------
to the Securities Act.

          "Requirement of Law" means, as to any Person, any law, statute,
           ------------------
treaty, rule, regulation, right, privilege, qualification, license or franchise or determination of an arbitrator or a court or other Governmental Authority or stock exchange, in each case applicable or binding upon such Person or any of its property or to which such Person or any of its property is subject or pertaining to any or all of the transactions contemplated or referred to herein.

          "S Corp Status" has the meaning set forth in Section 3.1 of this
           -------------
Agreement.

          "Sale" shall mean the voluntary sale, conveyance, exchange or transfer
           ----
to another Person of (i) the Voting Stock of the Company if, after such sale, conveyance, exchange or transfer, the stockholders of the Company prior to such sale, conveyance, exchange or transfer do not retain at least a majority of the voting power of the Company or (ii) all or substantially all of the assets of the Company.

          "Second Payment Date" has the meaning set forth in Section 2.3 of this
           -------------------
Agreement.

          "Securities Act" means the Securities Act of 1933, as amended, and the
           --------------
rules and regulations of the Commission thereunder.

          "Selling Stockholders" has the meaning set forth in the recitals to
           --------------------
this Agreement.

          "Stockholders Agreement" means the Stockholders Agreement
           ----------------------
substantially in the form attached hereto as Exhibit B.
                                             ---------

          "Subsidiaries" has the meaning set forth in Article 1 of the Credit
           ------------
Agreement.

          "Tax" has the meaning set forth in Section 5.9 of this Agreement.
           ---

          "Transaction Documents" means collectively, this Agreement, the
           ---------------------
Stockholders Agreement and the Registration Rights Agreement.

          "Value" means the fair market value of the Company as shall be agreed
           -----
upon by the Board of Directors and the Purchasers or, if the Board of Directors and the Purchasers shall fail to agree as shall be determined, at the Company's expense by an appraiser chosen by the Board of Directors and reasonably acceptable to the Purchasers.

          "Voting Stock" has the meaning set forth in the recitals to this
           ------------
Agreement.

          "Walker" has the meaning set forth in the recitals to this Agreement.
           ------

          "Walker and Loeb Agreement" has the meaning set forth in Section 7. 10
           -------------------------
of this Agreement.

          "1998 Net Income Target" has the meaning set forth in Section 3. 1 (a)
           ----------------------
of this Agreement.

          "1999 Net Income Target" has the meaning set forth in Section 3.2(a)
           ----------------------
of this Agreement.

          "1998 Plan" has the meaning set forth in Section 3.1(a) of this
           ---------
Agreement.

          1.2  Accounting Terms; Financial Statements.  All accounting terms
               --------------------------------------
used herein not expressly defined in this Agreement shall have the respective meanings given to them in accordance with sound accounting practice. The term "sound accounting practice" shall mean such accounting practice as, in the opinion of the independent certified public accountants regularly retained by the Company, conforms at the time to GAAP applied on a consistent basis except for changes with which such accountants concur.

                                   ARTICLE 2

                       PURCHASE AND SALE OF COMMON STOCK
                       ---------------------------------

          2.1  Purchase and Sale of Common Stock.
               ---------------------------------

               (a) Subject to the terms and conditions herein set forth, each of the Selling Stockholders agrees to sell to each of the Purchasers, and each of the Purchasers agrees that it will purchase from each Selling Stockholder, the aggregate number of shares of Common Stock set forth opposite each such Purchaser's name and below each such Selling Stockholder's name on Schedule 2.1
                                                                   ------------
hereto (all such shares being referred to herein as the "Purchased Shares"). After the consummation of the Recapitalization and the transactions contemplated by this Agreement, the Purchased Shares shall represent at least ten (10) percent of the not more than 9,147 shares of Common Stock outstanding on a fully diluted basis on the Closing Date.

               (b) On the Closing Date (as hereinafter defined), each of the Purchasers shall purchase its Purchased Shares at the price per share equal to
(i) $34,121.93 minus (ii) the amount equal to the quotient of (x) $50,000,000 plus the aggregate amount drawn down under the Revolving Credit Facility on the closing date of the Recapitalization divided by (y) 8,792. On the Closing Date, the Purchasers and the Selling Stockholders shall amend Schedule 2.1 hereto to
                                                        ------------
set forth opposite each Purchaser's name the aggregate purchase price being paid by such Purchaser for its Purchased Shares, and the portion of the purchase price being paid on the Closing Date and the portion of the purchase price being paid on the Second Payment Date.

          2.2  Closing.  Unless this Agreement shall have terminated pursuant to
               -------
Article 11 and subject to the satisfaction or waiver of the conditions set forth in Articles 7 and 8, the closing of the sale and purchase of the Purchased Shares (the "Closing") shall take place at the offices of Paul, Weiss, Rifkind, Wharton & Garrison, no later than 4:00 p.m., New York time, one Business Day following the closing date of the transactions contemplated by the Credit Agreement, or at such other time, place and date that the Company and the Purchasers may agree in writing (the "Closing Date"). On the Closing Date, (a) each Selling Stockholder shall deliver to each Purchaser certificates representing the Purchased Shares being purchased by such Purchaser from such Selling Stockholder, duly endorsed in blank or accompanied by a duly executed stock power, in proper form for transfer, and registered in the name of such Purchaser, (b) each Purchaser will deliver to such Selling Stockholder 66.26% of the aggregate purchase price therefor (as determined pursuant to Section 2.1(b) herein) by wire transfer of immediately available funds and (c) the Company shall (i) register the purchase of the Purchased Shares by the Purchasers pursuant to this Agreement and (ii) in exchange for the certificates delivered to each Purchaser by each Selling Stockholder pursuant to the preceding clause
(a), deliver to each Purchaser a certificate registered on the Company's stock ledger in the name of such Purchaser representing the aggregate number of Purchased Shares being purchased by such Purchaser under this Agreement.

          2.3  Second Payment Date.  No later than five (5) Business Days after
               -------------------
the Closing Date (the "Second Payment Date"), each Purchaser will deliver to each Selling Stockholder 33.74% of the aggregate purchase price for the Purchased Shares being purchased by such Purchaser from such Selling Stockholder (as determined pursuant to Section 2. 1 (b) herein) by wire transfer of immediately available funds.

                                   ARTICLE 3

                              CONTINGENT PAYMENT
                              ------------------

          3.1  1998 Contingent Payment.
               -----------------------

               (a) In the event that (i) the net revenues of the Company, as set forth in the Audited Financial Statements for fiscal year 1998, are not less than the $225,000,000 projected net revenues of the Company for fiscal year 1998 set forth in the initial 1998 Bank Financing Plan provided to the Purchasers in connection with the Recapitalization and attached as Exhibit D hereto (the "1998 Plan") and (ii) the net income of the Company, as defined below, for fiscal year 1998, exceeds the $14,000,000 projected net income of the Company for fiscal year 1998 set forth in the 1998 Plan (such $14,000,000 being hereinafter referred to as the "1998 Net Income Target") by an amount greater than twenty
(20) percent but less than thirty (30) percent of the 1998 Net Income Target, then (x) the Purchasers shall pay to each Selling Stockholder in accordance with
Section 3.5 an amount per share equal to $546.45 for each one percent (or a pro rata portion of $546.45 per share to the extent less than one percent) that the net income of the Company, as set forth in the Audited Financial Statements for fiscal year 1998, exceeds the 1998 Net Income Target by an amount greater than twenty (20) percent but less than thirty (30) percent of the 1998 Net Income Target and (y) the Selling Stockholders shall be eligible to receive a payment pursuant to Section 3.2(a), 3.2(b), 3.3(a), 3.3(b), 3.4(a) or 3.4(b); provided,
                                                                      --------
however, that notwithstanding anything to the contrary set forth in this
-------
Agreement, the aggregate amount per share payable by the Purchasers to each Selling Stockholder pursuant to this Section 3.1(a), when added together with all amounts payable by the Purchasers to such Selling Stockholder pursuant to
Section 3.2(a), 3.2(b), 3.3(a), 3.3(b), 3.4(a) and 3.4(b), if any, shall not be greater than $5,464.48 per share. For purposes of this Section 3.1, net income shall mean (i) in the event that the Company transfers the Extra Payments (as defined below) to the Minor Stockholders and Walker at the time when the Company retains its status as an "S Corporation," as defined in Section 1361 of the Code for federal income tax purposes ("S Corp Status"), the sum of (x) the net income of the Company as set forth in the Audited Financial Statements for fiscal year 1998 plus (y) an amount up to $1,728,855 representing consulting payments to Minor Stockholders paid out of proceeds of the Recapitalization plus
(z) an amount up to $1,085,459 representing a bonus payment to Walker (together with the payment set forth in (y) above, the "Extra Payments") paid out of proceeds of the Recapitalization and (ii) in the event that the Company transfers the Extra Payments to the Minor Stockholders and Walker at a time when the Company no longer retains S Corp Status, the net income of the Company as set forth in the Audited Financial Statements for fiscal year 1998.

               (b) In the event that (i) the net revenues of the Company, as set forth in the Audited Financial Statements for fiscal year 1998, are not less than the $225,000,000 projected net revenues of the Company for fiscal year 1998 set forth in the 1998 Plan and (ii) the net income of the Company, as set forth in the Audited Financial Statements for fiscal year 1998, exceeds the 1998 Net Income Target by an amount not less than thirty (30) percent of the 1998 Net Income Target, then (x) the Purchasers shall pay to each Selling Stockholder in accordance with Section 3.5 the aggregate amount per share equal to $5,464.48,
(y) the Selling Stockholders shall not be entitled to any other payments under this Article 3 and (z) Sections 3.2, 3.3, and 3.4 shall terminate and have no force or effect; provided, however, that notwithstanding anything to the
                 --------  -------
contrary set forth in this Agreement, the aggregate amount per share payable by the Purchasers to each Selling Stockholder pursuant to this Section 3.1(b), when added together with all amounts payable by the Purchasers to the Selling Stockholders pursuant to Section 3.3(a), if any, shall not be greater than $5,464.48 per share.

               (c) In the event that (i) the net revenues of the Company, as set forth in the Audited Financial Statements for fiscal year 1998, are less than the $225,000,000 projected net revenues of the Company for fiscal year 1998 set forth in the 1998 Plan or (ii) the net income of the Company, as set forth in the Audited Financial Statements for fiscal year 1998, does not exceed the 1998 Net Income Target by an amount greater than twenty (20) percent of the 1998 Net Income Target, then (x) the Purchasers shall not be obligated to make any payment to the Selling Stockholders pursuant to this Section 3.1 and (y) the Selling Stockholders shall be eligible to receive a payment pursuant to Section 3.2(a), 3.2(b), 3.3(a), 3.3(b), 3.4(a) or 3.4(b).

          3.2  1999 Continent Payment.
               ----------------------

               (a) In the event that (i) the net revenues of the Company, as set forth in the Audited Financial Statements for fiscal year 1999, are not less than the $286,000,000 projected net revenues, of the Company for fiscal year 1999 set forth in the 1998 Plan and (ii) the net income of the Company, as set forth in the Audited Financial Statements for fiscal year 1999, exceeds the $19,300,000 projected net income of the Company for fiscal year 1999 set forth in the 1998 Plan (such $19,300,000 being hereinafter referred to as the "1999 Net Income Target") by an amount greater than twenty (20) percent but less than thirty (30) percent of the 1999 Net Income Target, then (x) the Purchasers shall pay to each Selling Stockholder in accordance with Section 3.5 an amount per share equal to $546.45 for each one percent (or a pro rata portion of $546.45 per share to the extent less than one percent) that the net income of the Company, as set forth in the Audited Financial Statements for fiscal year 1999, exceeds the 1999 Net Income Target by an amount greater than twenty (20) percent but less than thirty (30) percent of the 1999 Net Income Target and (y) the Selling Stockholders shall be eligible to receive a payment pursuant to Section 3.3(a), 3.3(b), 3.4(a) or 3.4(b); provided, however, that notwithstanding
                                  --------  -------
anything to the contrary set forth in this Agreement, the aggregate amount per share payable by the Purchasers to each Selling Stockholder pursuant to this
Section 3.2(a), when added together with all amounts payable by the Purchasers to such Selling Stockholder pursuant to Section 3.1(a), 3.3(a), 3.3(b), 3.4(a) and 3.4(b), if any, shall not be greater than $5,464.48 per share.

               (b) In the event that (i) the net revenues of the Company, as set forth in the Audited Financial Statements for fiscal year 1999, are not less than the $286,000,000 projected net revenues of the Company for fiscal year 1999 set forth in the 1998 Plan and (ii) the net income of the Company, as set forth in the Audited Financial Statements for fiscal year 1999, exceeds the 1999 Net Income Target by an amount not less than thirty (30) percent of the 1999 Net Income Target, then the Purchasers shall pay to each Selling Stockholder in accordance with Section 3.5 the aggregate amount per share equal to $5,464.48; provided, however, that notwithstanding anything to the contrary set forth in
--------  -------
this Agreement, the aggregate amount per share payable by the Purchasers to each Selling Stockholder pursuant to this Section 3.2(b), when added together with all amounts payable by the Purchasers to such Selling Stockholder pursuant to
Section 3. 1 (a), 3.3(a), 3.3(b), 3.4(a) or 3.4(b), if any, shall not be greater than $5,464.48 per share.

               (c) In the event that (i) the net revenues of the Company, as set forth in the Audited Financial Statements for fiscal year 1999, are less than the $286,000,000 projected net revenues of the Company for fiscal year 1999 set forth in the 1998 Plan or (ii) the net income of the Company, as set forth in the Audited Financial Statements for fiscal year 1999, does not exceed the 1999 Net Income Target by an amount greater than twenty (20) percent of the 1999 Net Income Target, then (x) the Purchasers shall not be obligated to make any payment to the Selling Stockholders pursuant to this Section 3.2 and (y) the Selling

Stockholders shall be eligible to receive a payment pursuant to Section 3.3(a), 3.3(b), 3.4(a) or 3.4(b).

          3.3  IPO Contingent Payment.
               ----------------------

               (a) In the event that the Company files in calendar year 1998 with the Commission a Registration Statement with respect to its Initial Public Offering, then (x) the Purchasers shall pay to each Selling Stockholder in accordance with Section 3.5 an amount per share equal to $1,092.90 per share for each $10,000,000 (or a pro rata portion of $1,092.90 per share to the extent less than $10,000,000) that the IPO Valuation with respect to such Registration Statement of the Company is greater than $450,000,000, (y) the Selling Stockholders shall not be entitled to any other payments pursuant to Sections 3.3(b), 3.4(a) and 3.4(b) and (z) Sections 3.3(b), 3.4(a) and 3.4(b) shall terminate and have no further force or effect; provided, however, that
                                               --------  -------
notwithstanding anything to the contrary contained in this Agreement, the aggregate amount per share payable by Purchasers to each Selling Stockholder pursuant to this Section 3.3(a), when added together with all amounts payable by the Purchasers to such Selling Stockholder pursuant to Sections 3.1(a), 3.1(b), 3.2(a) and 3.2(b), if any, shall not be greater than $5,464.48 per share.

               (b) In the event that the Company files in calendar year 1999 with the Commission a Registration Statement with respect to its Initial Public Offering, then (x) the Purchasers shall pay to each Selling Stockholder in accordance with Section 3.5 an amount per share equal to $1,092.90 for each $10,000,000 (or a pro rata portion of $1,092.90 per share to the extent less than $10,000,000) that the IPO Valuation with respect to such Registration Statement of the Company is greater than $600,000,000, (y) the Selling Stockholders shall not be entitled to any other payments pursuant to Sections 3.4(a) and 3.4(b) and (z) Sections 3.4(a) and 3.4(b) shall terminate and have no further force or effect; provided, however, that notwithstanding anything to the
                         --------  -------
contrary contained in this Agreement, the aggregate amount per share payable by the Purchasers to each Selling Stockholder pursuant to this Section 3.3(b), when added together with all amounts payable by the Purchasers to such Selling Stockholder pursuant to Sections 3.1(a), 3.2(a) and 3.2(b), if any, shall not be greater than $5,464.48 per share.

          3.4  Payment for Sale of Company
               ---------------------------

               (a) In the event of (i) a Sale in calendar year 1998 pursuant to which the Value of the Company is not less than $400,000,000 or (ii) a Merger in calendar year 1998 in which the Value of the Company is not less than $400,000,000, then the Purchasers shall pay to each Selling Stockholder in accordance with Section 3.5 an amount per share equal to $1,092.90 per share for each $10,000,000 (or a pro rata portion of $1,092.90 per share to the extent less than $10,000,000) that the Value of the Company is greater than $400,000,000, (y) the Selling Stockholders shall not be entitled to any other payments pursuant to Sections 3.2(a), 3.2(b), 3.3(a), 3.3(b) and 3.4(b) and (z) Sections 3.2(a), 3.2(b), 3.3(a), 3.3(b) and 3.4(b) shall terminate and have no further force or effect; provided, however, that notwithstanding anything to the
                         --------  -------
contrary contained in this Agreement, the aggregate amount per share payable by Purchasers to each Selling Stockholder pursuant to this Section 3.4(a), when added together with all amounts payable by the Purchasers to such Selling Stockholder pursuant to Sections 3.1 (a), and/or
3.1 (b), if any, shall not be greater than $5,464.48 per share.

               (b) In the event of (i) a Sale in calendar year 1999 pursuant to which the Value of the Company is not less than $550,000,000 or (ii) a Merger in calendar year 1999 in which the Value of the Company is not less than $550,000,000, then the Purchasers shall pay to each Selling Stockholder in accordance with Section 3.5 an amount per share equal to $1,092.90 per share for each $10,000,000 (or a pro rata portion of $1,092.90 per share to the extent less than $10,000,000) that the Value of the Company is greater than $550,000,000, (y) the Selling Stockholders shall not be entitled to any other payments pursuant to Sections 3.2(a), 3.2(b), 3.3(a), 3.3(b) and 3.4(a) and (z) Sections 3.2(a), 3.2(b), 3.3(a), 3.3(b) and 3.4(a) shall terminate and have no further force or effect; provided, however, that notwithstanding anything to the
                         --------  -------
contrary contained in this Agreement, the aggregate amount per share payable by Purchasers to each Selling Stockholder pursuant to this Section 3.4(b), when added together with all amounts payable by the Purchasers to such Selling Stockholder pursuant to Sections 3.1(a), 3.1 (b), 3.2(a) and 3.2(b), if any, shall not be greater than $5,464.48 per share.

          3.5  Payment to the Selling Stockholders.  If any amounts are payable
               -----------------------------------
by the Purchasers to the Selling Stockholders pursuant to Section 3.1 (a), 3.1(b), 3.2(a), 3.2(b), 3.3(a), 3.3(b), 3.4(a) or 3.4(b) herein (each, a
"Contingent Payment"), then the Purchasers shall pay to each of the Selling Stockholders his proportionate percentage of the Contingent Payment (calculated by dividing the aggregate amount of the purchase price received by such Selling Stockholder by the aggregate purchase price paid by the Purchasers to the Selling Stockholders on the Closing Date for all of the Purchased Shares) not later than fifteen (15) Business Days after (w) in the case of a Contingent Payment payable under Section 3.1 (a) or 3.1 (b), the receipt by the Purchasers of the Audited Financial Statements for fiscal year 1998; (x) in the case of a Contingent Payment payable under Section 3.2(a) or 3.2(b), the receipt by the Purchasers of the Audited Financial Statements for fiscal year 1999; (y) in the case of a Contingent Payment payable under Section 3.3(a) or 3.3(b), the closing date of the Initial Public Offering or (z) in the case of a Contingent Payment payable under Section 3.4(a) or 3.4(b), the closing date of the Sale or Merger, by check or wire transfer of immediately available funds to an account or accounts designated in writing by each of the Selling Stockholders. The Purchasers and the Selling Stockholders shall execute such additional documents as are necessary or appropriate in connection with the payment of a Contingent Payment.

                                   ARTICLE 4

                        REPRESENTATIONS AND WARRANTIES
                          OF THE SELLING STOCKHOLDERS
                          ---------------------------

          Each of the Selling Stockholders represents and warrants (severally and not jointly) to the Purchasers as follows:

          4.1  Power and Authority.  Such Selling Stockholder has, as the case
               -------------------
may be, (a) the legal capacity or (b) the power and authority to execute, deliver and perform his obligations under this Agreement and each of the other Transaction Documents to which he is a party.

          4.2  Authorization; No Contravention.  The execution, delivery and
               -------------------------------
performance by such Selling Stockholder of this Agreement and each of the other Transaction Documents to which he is a party and the transactions contemplated hereby and thereby, including, without limitation, the sale of the Purchased Shares by such Selling Stockholder (a) if applicable, have been duly authorized by all necessary action of the Selling Stockholder; (b) if applicable, do not contravene the terms of the Certificate of Incorporation or Bylaws, or similar instrument of organization, or any amendment thereof; (c) do not violate, conflict with or result in any breach or contravention of or the creation of any Lien under, any Contractual Obligation of such Selling Stockholder, or any Requirement of Law applicable to such Selling Stockholder and (d) do not violate any judgment, injunction, writ, temporary restraining order, award, decree or order of any nature (collectively, "Orders") applicable to such Selling Stockholder. Such Selling Stockholder has not previously entered into any agreement which is currently in effect or to which such Selling Stockholder is currently bound, granting any rights to any Person which are inconsistent with the rights to be granted by such Selling Stockholder in the Transaction Documents.

          4.3  Title to Purchased Shares.  Such Selling Stockholder owns
               -------------------------
beneficially and of record the Purchased Shares and has good and valid title to the Purchased Shares, free and clear of all Liens. Such Selling Stockholder has the unrestricted power and authority to transfer the Purchased Shares to the Purchasers. Upon delivery to the Purchasers of the stock certificates representing such Selling Stockholder's Purchased Shares and payment therefor, the Purchasers shall acquire good and valid title to such Purchased Shares, free and clear of all Liens, other than those created by the Purchasers.

          4.4  Governmental Authorization; Third Party Consents.  No approval,
               ------------------------------------------------
consent, compliance, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person in respect of any Requirement of Law, and no lapse of a waiting period under a Requirement of Law is necessary or required in connection with the execution, delivery or performance (including, without limitation, the sale, issuance and delivery of the Purchased Shares), by or enforcement against such Selling Stockholder of this Agreement and each of the other Transaction Documents to which he is a party or the transactions contemplated hereby or thereby.

          4.5  Binding Effect.  This Agreement and each of the other Transaction
               --------------
Documents to which such Selling Stockholder is a party have been duly executed and delivered by such Selling Stockholder, and this Agreement and each of the other Transaction Documents to which such Selling Stockholder is a party constitute the legal, valid and binding obligation of such Selling Stockholder, enforceable against such Selling Stockholder in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity relating to enforceability (regardless of whether considered in a proceeding at law or in equity).

          4.6  Litigation.  There are no legal actions, suits, proceedings,
               ----------
claims, complaints, disputes or investigations pending or, to the knowledge of such Selling Stockholder, threatened, at law, in equity, in arbitration or before any Governmental Authority against such Selling Stockholder that would, if adversely determined, have a material adverse effect on the ability of such Selling Stockholder to perform his obligations under this Agreement or any other Transaction Document to which he is a party. No judgment, injunction, writ, temporary restraining order, decree or order of any nature has been issued by any court or other Governmental Authority against such Selling Stockholder purporting to enjoin or restrain the execution, delivery or performance of any of the Transaction Documents to which he is a party.

          4.7  Compliance with Laws.  Such Selling Stockholder is in compliance
               --------------------
with all Requirements of Law in all respects, except to the extent that the failure to comply with such Requirements of Law would not have a material adverse effect on the ability of such Selling Stockholder to perform his obligations under the Transaction Documents to which he is a party.

          4.8  No Default or Breach.  Such Selling Stockholder has not received
               --------------------
notice of, and is not in default under or with respect to any Contractual Obligation of such Selling Stockholder in any respect, which, individually or together with all such defaults, could have an effect on the ability of such Selling Stockholder to perform his obligations under the Transaction Documents to which he is a party.

          4.9  Potential Conflicts of Interest.  No Selling Stockholder, the
               -------------------------------
spouse of such Selling Stockholder nor, to the knowledge of such Selling Stockholder, any relative of such spouse or such Selling Stockholder, and no Affiliate of any of the foregoing, except, in the case of John Veronis, John Suhler and the Crutcher Family Trust in the ordinary course of the business of Veronis, Suhler & Associates of advising companies in the media business, (a) owns, directly or indirectly, any interest in (excepting less than 1% stock holdings for investment purposes in securities of publicly held and traded companies), or is an officer, director, employee or consultant of, any Person which is, or is engaged in business as, a competitor, lessor, lessee, supplier, distributor, sales agent or customer of, or lender to or borrower from, the Company; (b) owns, directly or indirectly, in whole or in part, any tangible or intangible property that the Company uses in the conduct of business; or (c) has any cause of action or other claim whatsoever against, or owes or has advanced any amount to, the Company, except for claims in the ordinary course of business such as for accrued vacation pay, accrued benefits under employee benefit plans, and similar matters and agreements existing on the date hereof.

          4.10 Private Offering.  No form of general solicitation or general
               ----------------
advertising was used by such Selling Stockholder or its representatives in connection with the sale of the Purchased Shares.

                                   ARTICLE 5

                   REPRESENTATIONS AND WARRANTIES OF WALKER
                   ----------------------------------------

          Walker hereby represents and warrants to the Purchasers as follows:

          5.1  Credit Agreement Representations.  All representations and
               --------------------------------
warranties of the Company set forth in Article 8 of the Credit Agreement are true and correct on the date hereof. For purposes of this Agreement, (a) the definition of Loan Documents set forth in Article 1 of the Credit Agreement shall be deemed to include the Transaction Documents and (b) the definition of Agent set forth in Article 1 of the Credit Agreement shall be deemed to include the Purchasers.

          5.2  Corporate Existence and Power.  The Company has the corporate
               -----------------------------
power and authority to execute, deliver and perform its obligations under
Section 2.2 and Articles 10, 11 and 12 of this Agreement and each of the other Transaction Documents to which it is a party.

          5.3  Authorization: No Contravention.  The execution, delivery and
               -------------------------------
performance by the Company of this Agreement and each of the other Transaction Documents and the transactions contemplated hereby and thereby (a) have been duly authorized by all necessary corporate action of the Company; (b) do not contravene the terms of the Certificate of Incorporation or the By-laws, or any amendment of any thereof; (c) do not violate, conflict with or result in any breach or contravention of, or the creation of any Lien under, any Contractual Obligation of the Company, or any Requirement of Law applicable to the Company; and (d) do not violate any Orders of any Governmental Authority against, or binding upon, the Company.

          5.4  Governmental Authorization; Third Party Consents.  No approval,
               ------------------------------------------------
consent, compliance, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority or any other Person in respect of any Requirement of Law, and no lapse of a waiting period under a Requirement of Law, is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Company of this Agreement and the other Transaction Documents or the transactions contemplated hereby and thereby.

          5.5  Binding Effect.  This Agreement and each of the other Transaction
               --------------
Documents have been duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity relating to enforceability (regardless of whether considered in a proceeding at law or in equity).

          5.6  Capitalization.  On the Closing Date, after giving effect to the
               --------------
transactions contemplated by this Agreement, the authorized capital stock of the Company shall consist of (i) 7,500 shares of Voting Stock, of which 2,000 shares shall be issued and outstanding and (ii) 7,500 shares of Nonvoting Stock, of which 6,792 shares shall be issued and outstanding. Schedule 5.6 sets forth a
                                                    ------------
true and complete list of the stockholders of the Company and, opposite the name of each stockholder, the amount of all outstanding capital stock and Common Stock Equivalents owned by such stockholder. Except as set forth on Schedule
                                                                    --------
5.6, there are no options, warrants, conversion privileges, subscription or
---
purchase rights or other rights presently outstanding to purchase or otherwise acquire (i) any authorized but unissued, unauthorized or treasury shares of the Company's capital stock, (ii) any Common Stock Equivalents or (iii) other securities of the Company. The Purchased Shares are duly authorized, validly issued, fully paid and nonassessable and, to Walker's best knowledge, were issued in compliance with the registration and qualification requirements of all applicable federal securities laws. The issued and outstanding shares of Common Stock are all duly authorized, validly issued, fully paid and nonassessable, and, to Walker's best knowledge, were issued in compliance with the registration and qualification requirements of all applicable federal securities laws. The Company has no Subsidiaries.

          5.7  FIRPTA.  The Company is not a "foreign person" within the
               ------
meaning of Section 1445 of the Code.

          5.8  Financial Statements.  The Company has delivered to the
               --------------------
Purchasers its Audited Financial Statements for the fiscal year ended and as at December 31, 1997 (the "Financial Statements"). The Financial Statements are complete and correct in all material respects and have been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated. The Financial Statements fully and fairly present the combined financial position, operating results and cash flows, of the Company in all material respects as of the date and for the period indicated.

          5.9  Taxes.  (i) The Company has paid all federal, state, county,
               -----
local, foreign and other taxes, including, without limitation, income taxes, estimated taxes, excise taxes, sales taxes, use taxes, gross receipts taxes, franchise taxes, employment and payroll related taxes, property taxes and import duties, whether or not measured in whole or in part by net income (hereinafter, "Taxes" or, individually, a "Tax") which have come due and are required to be paid by it through the date hereof, and all deficiencies or other additions to Tax, interest and penalties owed by it in connection with any such Taxes, except where the failure to pay any such Tax would not individually or in the aggregate have a material adverse effect on the Condition of the Company; (ii) the Company has timely filed returns for Taxes that it is required to file on and through the date hereof; (iii) with respect to all Tax returns of the Company, (x) to the knowledge of the Company, there is no unassessed tax deficiency proposed or threatened against the Company and (y) no audit is in progress and no extension of time is in force with respect to any date on which any return for Taxes was or is to be filed and no waiver or agreement is in force for the extension of time for the assessment or payment of any Tax.

          5.10 Private Offering.  No form of general solicitation or general
               ----------------
advertising was used by the Company or its representatives in connection with the sale of the Purchased Shares. No registration of the Purchased Shares, pursuant to the provisions of the Securities Act or any state securities or "blue sky" laws, assuming that each Purchaser's primary place of business is Connecticut, will be required by the sale of the Purchased Shares.

          5.11 Potential Conflicts of Interest.  No officer or director of the
               -------------------------------
Company, no spouse of any such officer or director, and, to the knowledge of the Company, no relative of such spouse or of any such officer or director and no Affiliate of any of the foregoing (a) owns, directly or indirectly, any interest in (excepting less than 1% stock holdings for investment purposes in securities of publicly held and traded companies), or is an officer, director, employee or consultant of, any Person which is, or is engaged in business as, a competitor, lessor, lessee, supplier, distributor, sales agent or customer of, or lender to or borrower from, the Company; (b) owns, directly or indirectly, in whole or in part, any tangible or intangible property that the Company has used, or that the Company will use, in the conduct of business; or (c) has any cause of action or other claim whatsoever against, or owes or has advanced any amount to, the Company, except for claims in the ordinary course of business such as for accrued vacation pay, accrued benefits under employee benefit plans, and similar matters and agreements existing on the date hereof.

          5.12 Trade Relations.  There exists no actual or, to the knowledge of
               ---------------
the Company, threatened termination, cancellation or limitation of, or any material adverse modification or change in, the business relationship of the Company, or the business of the Company, with any customer or distributor (including, without limitation, any credit card issuer) or any group of customers or distributors whose purchases are individually or in the aggregate material to the Condition of the Company, or with any material supplier (including, without limitation, any magazine publisher) of the Company, and there exists no present condition or state of fact or circumstances that would materially adversely affect the Condition of the Company or prevent the Company from conducting such business relationships or such business with any such customer, such group of customers or distributors or such material supplier in the same manner as heretofore conducted by the Company.

          5.13 Broker's, Finder's or Similar Fees.  There are no brokerage
               ----------------------------------
commissions, finder's fees or similar fees or commissions payable by the Company in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with the Company or any action taken by any such Person.

                                   ARTICLE 6

                        REPRESENTATIONS AND WARRANTIES
                               OF THE PURCHASERS
                               -----------------

          Each of the Purchasers hereby represents and warrants (severally and not jointly) to the Selling Stockholders as follows:

          6.1  Existence and Power.  Such Purchaser (a) is a partnership duly
               -------------------
organized, validly existing and in good standing under the laws of the jurisdiction of its formation, (b) has all requisite power and authority to conduct the business in which it is currently, or is proposed to be, engaged, and (c) has the requisite partnership power and authority to execute, deliver and perform its obligations under this Agreement and each of the other Transaction Documents to which it is a party.

          6.2  Authorization; No Contravention.  The execution, delivery and
               -------------------------------
performance by such Purchaser of this Agreement and each of the other Transaction Documents to which it is a party and the transactions contemplated hereby and thereby, including, without limitation, the purchase of the Purchased Shares, (a) have been duly authorized by all necessary partnership action, (b) do not contravene the terms of such Purchaser's organizational documents, or any amendment thereof, (c) do not violate, conflict with or result in any breach or contravention of or the creation of any Lien under, any Contractual Obligation of such Purchaser, or any Requirement of Law applicable to such Purchaser and
(d) do not violate any Orders of any Governmental Authority against, or binding upon, such Purchaser.

          6.3  Governmental Authorization; Third Party Consents.  No approval,
               ------------------------------------------------
consent, compliance, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person, and no lapse of a waiting period under any Requirement of Law is necessary or required in connection with the execution, delivery or performance (including, without limitation, the purchase of the Purchased Shares) by, or enforcement against, such Purchaser of this Agreement and each of the other Transaction Documents to which such Purchaser is a party or the transactions contemplated hereby and thereby.

          6.4  Binding Effect.  This Agreement and each of the other Transaction
               --------------
Documents to which such Purchaser is a party have been duly executed and delivered by such Purchaser, and this Agreement and each of the other Transaction Documents to which such Purchaser is a party constitute the legal, valid and binding obligations of such Purchaser, enforceable against it in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability (regardless of whether considered in a proceeding at law or in equity).

          6.5  Litigation.  There are no legal actions, suits, proceedings,
               ----------
claims, complaints, disputes or investigations pending or, to the knowledge of such Purchaser, threatened, at law, in equity, in arbitration or before any Governmental Authority against such Purchaser that would, if adversely determined, have a material adverse effect on the ability of such Purchaser to perform its obligations under this Agreement or any other Transaction Document to which it is a party. No Order has been issued by any court or other Governmental Authority against such Purchaser purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any of the other Transaction Documents to which such Purchaser is a party.

          6.6  Purchase for Own Account.  The Purchased Shares to be acquired
               ------------------------
by such Purchaser pursuant to this Agreement are being or will be acquired for investment for its own account and with no intention of distributing or reselling, or granting any participation in, such Purchased Shares or any part thereof in any transaction that would be in violation of the securities laws of the United States of America, or any state or foreign jurisdiction, without prejudice, however, to the rights of such Purchaser at all times to sell or otherwise dispose of all or any part of such Purchased Shares under an effective registration statement under the Securities Act and under the applicable state securities laws, or under an exemption from such registration available under such laws, and subject, nevertheless, to the disposition of such Purchaser's property being at all times within its control. If such Purchaser should in the future decide to dispose of any of such Purchased Shares, such Purchaser understands and agrees that it may do so only in compliance with the Securities Act and applicable state and foreign securities laws, as then in effect. Such Purchaser agrees to the imprinting, so long as required by law, of legends on certificates representing all of its Purchased Shares as required by any applicable state securities laws and to the following effect (and acknowledges that the Company will make a notation on its transfer books to such effect):

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY JURISDICTION OF THE UNITED STATES. THE SECURITIES MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND UNDER THE APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, IF REQUESTED BY THE COMPANY, THAT THERE IS AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

     THE SALE, ASSIGNMENT, HYPOTHECATION, PLEDGE, ENCUMBRANCE OR OTHER DISPOSITION (EACH A "TRANSFER") AND VOTING OF ANY OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE RESTRICTED BY THE TERMS OF THE AMENDED AND RESTATED STOCKHOLDERS AGREEMENT, DATED MARCH 9, 1998, AMONG NEWSUB SERVICES, INC., GENERAL ATLANTIC PARTNERS 46, L.P., GAP COINVESTMENT PARTNERS, L.P. AND THE STOCKHOLDERS NAMED THEREIN. THE COMPANY WILL NOT REGISTER THE TRANSFER OF SUCH SECURITIES ON THE BOOKS OF THE COMPANY UNLESS AND UNTIL THE TRANSFER HAS BEEN MADE IN COMPLIANCE WITH THE TERMS OF THE STOCKHOLDERS AGREEMENT. THE COMPANY WILL MAIL A COPY OF SUCH AGREEMENT, TOGETHER WITH A COPY OF THE EXPRESS TERMS OF THE SECURITIES AND THE OTHER CLASS OR CLASSES AND SERIES OF SHARES, IF ANY, WHICH THE COMPANY IS AUTHORIZED TO ISSUE,

     TO THE RECORD HOLDER OF THIS CERTIFICATE, WITHOUT CHARGE, WITHIN FIVE DAYS AFTER RECEIPT OF A WRITTEN REQUEST THEREFOR.

          6.7  Investment Experience.  GAP Coinvestment and each of the
               ---------------------
partners of GAP LP is an "Accredited Investor" as defined in Rule 501(a) under the Securities Act.

          6.8  Broker's, Finder's or Similar Fees.  There are no brokerage
               ----------------------------------
commissions, finder's fees or similar fees or commissions payable by such Purchaser, in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with such Purchaser or any action taken by such Purchaser.

                                   ARTICLE 7

                         CONDITIONS TO THE OBLIGATION
                          OF THE PURCHASERS TO CLOSE
                          --------------------------

          The obligation of the Purchasers to purchase the Purchased Shares, to pay the purchase price therefor at the Closing and to perform their other obligations hereunder shall be subject to the satisfaction as determined by, or waiver by, the Purchasers of the following conditions on or before the Closing Date.

          7.1  Representations and Warranties.  The representations and
               ------------------------------
warranties of the Selling Stockholders and Walker contained in Articles 4 and 5 hereof shall be true and correct in all material respects at and on the Closing Date as if made at and on such date.

          7.2  Compliance with this Agreement.  Each of the Selling
               ------------------------------
Stockholders and the Company shall have performed and complied in all material respects with all of its agreements and conditions set forth herein that are required to be performed or complied with by each such Selling Stockholder or the Company on or before the Closing Date.

          7.3  Secretary's Certificate.  The Purchasers shall have received a
               -----------------------
certificate from the Company, in form and substance reasonably satisfactory to the Purchasers, dated the Closing Date and signed by the Secretary or an Assistant Secretary of the Company, certifying that the attached copies of the Certificate of Incorporation, the By-laws and resolutions of the Board of Directors approving this Agreement and each of the other Transaction Documents and the transactions contemplated hereby and thereby, are all true, complete and correct and remain unamended and in full force and effect.

          7.4  Selling Stockholders' Certificate.  The Purchasers shall have
               ---------------------------------
received a certificate from each Walker Stockholder, in form and substance satisfactory to the Purchasers, dated the Closing Date, and signed by each Walker Stockholder, certifying that (a) the representations and warranties of such Walker Stockholder contained in Articles 4 and 5 hereof are true and correct on the Closing Date and (b) such Walker Stockholder has performed and complied in all material respects with all of his agreements and conditions set forth or contemplated herein that are required to be performed or complied with by him on or before the Closing Date.

          7.5  Documents.  The Purchasers shall have received true, complete and
               ---------
correct copies of such documents as they may reasonably request in connection with or relating to the sale of the Purchased Shares and the transactions contemplated hereby, all in form and substance reasonably satisfactory to the Purchasers.

          7.6  Stockholders Agreement.  The Company and the stockholders named
               ----------------------
therein shall have duly executed and delivered the Stockholders Agreement, substantially in the form attached hereto as Exhibit B.
                                             ---------

          7.7  Registration Rights Agreement.  The Company and the stockholders
               -----------------------------
named therein shall have duly executed and delivered the Registration Rights Agreement, substantially in the form attached hereto as Exhibit C.
                                                        ---------

          7.8  Opinion of Counsel.  The Purchasers shall have received opinions
               ------------------
of Whitman Breed Abbott & Morgan LLP, counsel to the Company and the Selling Stockholders dated the Closing Date, relating to the transactions contemplated by or referred to herein, in a form reasonably satisfactory to the Purchasers.

          7.9  Purchased Shares.  The Selling Stockholders shall have delivered
               ----------------
to the Purchasers stock certificates in definitive form representing the number of Purchased Shares set forth opposite each such Purchaser's name on Schedule
                                                                     --------
2.1 hereto, duly endorsed in blank, in proper form for transfer, and registered
---
in the name of such Purchaser. The Selling Stockholders shall have paid, or caused to be paid, all stock transfer and other taxes required to be paid in connection with the sale and delivery to the Purchasers of the Purchased Shares.

          7.10 Consents and Approvals.  All consents, exemptions,
               ----------------------
authorizations, or other actions by, or notices to, or filings with, Governmental Authorities and other Persons in respect of all Requirements of Law and with respect to those Contractual Obligations (including, without limitation, under (i) the Walker and Loeb Shareholder Agreement, dated January 1, 1994 (the "Walker and Loeb Agreement"), among the Company, Walker and Michael Loeb ("Loeb"), (ii) the Shareholder Agreement, dated December 1, 1993 (the "Minor Stockholders Agreement"), among the Company, Walker, Loeb and the other parties listed on the signature page thereto and (iii) the Walker and Jaeckle Shareholder Agreement, dated August 1, 1994 (the "Jaeckle Agreement"), among the Company, Walker and Jaeckle) of the Company or the Selling Stockholders which are necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Company or the Selling Stockholders of this Agreement and each of the other Transaction Documents shall have been obtained and be in full force and effect, and the Purchasers shall have been furnished with appropriate evidence thereof and all applicable waiting periods shall have expired without any action being taken or threatened which would have a material adverse effect on the Condition of the Company.

          7.11 Auditor's Review.  The Purchasers shall have received the
               ----------------
Financial Statements.

          7.12 Conversion to a C Corporation.  The Company shall have
               -----------------------------
terminated its status as an "S Corporation," as defined in Section 1361 of the Code for federal income tax purposes.

          7.13 Walker and Loeb Agreement.  The Walker and Loeb Agreement shall
               -------------------------
have been terminated by the parties thereto.

                                   ARTICLE 8

                  CONDITIONS TO THE OBLIGATION OF THE SELLING
                             STOCKHOLDERS TO CLOSE
                             ---------------------

          The obligation of the Selling Stockholders to sell the Purchased Shares and to perform their obligations hereunder shall be subject to the satisfaction as determined by, or waiver by, each of the Selling Stockholders of the following conditions on or before the Closing Date:

          8.1  Representation and Warranties.  The representations and
               -----------------------------
warranties of each Purchaser contained in Article 6 hereof shall be true and correct in all material respects at and on the Closing Date as if made at and on such date.

          8.2  General Partners' Certificates.  The Company and the Selling
               ------------------------------
Stockholders shall have received a certificate from a general partner of each of GAP LP and GAP Coinvestment, in form and substance satisfactory to the Company and the Selling Stockholders, dated the Closing Date and signed by such general partner, certifying that (a) the representations and warranties of GAP LP or GAP Coinvestment, as the case may be, contained in Article 6 hereof are true and correct in all material respects on the Closing Date and (b) GAP LP or GAP Coinvestment, as the case may be, has performed and complied with all of its agreements and conditions set forth or contemplated herein that are required to be performed or complied with by GAP LP or GAP Coinvestment, as the case may be, on or before the Closing Date.

          8.3  Stockholders Agreement.  The Purchasers shall have duly executed
               ----------------------
and delivered the Stockholders Agreement, substantially in the form attached hereto as Exhibit B.

          8.4  Payment by the Purchasers.  Each Purchaser shall have purchased
               -------------------------
and paid for the Purchased Shares to be purchased by such Purchaser.

          8.5  Opinion of Counsel.  The Selling Stockholders shall have received
               ------------------
opinions of Paul, Weiss, Rifkind, Wharton & Garrison, counsel to the Purchasers dated the Closing Date, relating to the transactions contemplated by or referred to herein, in a form reasonably satisfactory to the Selling Stockholders.

                                   ARTICLE 9

                                INDEMNIFICATION
                                ---------------

          9.1  Indemnification by Walker.  Except as otherwise provided in this
               -------------------------
Article 9, Walker (the "Indemnifying Party"), agrees to indemnify, defend and hold harmless each of the Purchasers and their Affiliates and their respective officers, directors, agents, employees, subsidiaries, partners, members and controlling persons (each, an "Indemnified Party") to the fullest extent permitted by law from and against any and all losses and any and all actions, proceedings, claims, complaints, disputes, arbitrations or investigations or written threats thereof (collectively, "Claims") (including any Claim by a third party), damages, expenses (including reasonable fees, disbursements and other charges of counsel incurred by the Indemnified Party in any action between the Indemnifying Party and the Indemnified Party or between the Indemnified Party and any third party or otherwise) or other liabilities (collectively, "Losses") resulting from, arising out of or relating to the breach by the Indemnifying Party of any representation or warranty or covenant set forth in Article 5, or relating to the breach of any other agreement by the Indemnifying Party in this Agreement or the other Transaction Documents; provided, that the Indemnifying
                                              --------
Party shall not be liable under this Section 9.1 to an Indemnified Party to the extent that it is finally judicially determined that such Losses resulted primarily from the material breach by such Indemnified Party of any representation, warranty, covenant or other agreement of such Indemnified Party contained in this Agreement or other Transaction Documents; and provided,
                                                                --------
further, that if
-------
and to the extent that such indemnification is unenforceable for any reason, the Indemnifying Party shall make the maximum contribution to the payment and satisfaction of such Losses which shall be permissible under applicable laws. Notwithstanding anything to the contrary contained herein, the amount of any payment by any Indemnifying Party to any Indemnified Party herewith in respect of any Loss shall not exceed the aggregate purchase price paid by the Purchasers for the Purchased Shares purchased by the Purchasers hereunder. In connection with the obligation of the Indemnifying Party to indemnify for expenses as set forth above, the Indemnifying Party shall, upon presentation of appropriate invoices containing reasonable detail, reimburse each Indemnified Party for all such expenses (including reasonable fees, disbursements and other charges of counsel incurred by the Indemnified Party) only (i) after the final resolution or disposition of such Claim and (ii) if such Indemnified Party prevails in such Claim; provided, however, that if an Indemnified Party is reimbursed hereunder
       --------  -------
for any expenses, such reimbursement of expenses shall be refunded to the extent it is finally judicially determined that the Losses in question resulted primarily from the willful misconduct or gross negligence of such Indemnified Party.

          9.2  Indemnification by Purchasers.  Except as otherwise provided in
               -----------------------------
this Article 9, each of the Purchasers, severally and not jointly (each, a "Purchaser Indemnifying Party"), agrees to indemnify, defend and hold harmless each of the Selling Stockholders (each, a "Purchaser Indemnified Party") to the fullest extent permitted by law from and against any and all Losses resulting from, arising out of or relating to any breach of the representation or warranty set forth in Sections 6.6 or 6.7 herein; provided, that the Purchaser
                                         --------
Indemnifying Party shall not be liable under this Section 9.2 to a Purchaser Indemnified Party to the extent that it is finally judicially determined that such Losses resulted primarily from the material breach by such Purchaser Indemnified Party of any representation, warranty, covenant or other agreement of such Purchaser Indemnified Party contained in this Agreement or the other Transaction Documents; and provided, further, that if and to the extent that
                           --------  -------
such indemnification is unenforceable for any reason, the Purchaser Indemnifying Party shall make the maximum contribution to the payment and satisfaction of such Losses which shall be permissible under applicable laws. The aggregate amount of indemnification payments payable to the Purchaser Indemnified Party shall not exceed the aggregate purchase price paid by such Purchaser Indemnifying Party for its Purchased Shares hereunder.

          9.3  Notification.  Each Indemnified Party or Purchaser Indemnified
               ------------
Party, as the case may be (for purposes of this Section 9.3, an "Indemnified Party"), under this Article 9 shall, promptly after the receipt of notice of the commencement of any action, investigation, claim or other proceeding against such Indemnified Party in respect of which indemnity may be sought from the Indemnifying Party or Purchaser Indemnifying Party, as the case may be (for purposes of this Section 9.3, an "Indemnifying Party"), under this Article 9, notify the Indemnifying Party in writing of the commencement thereof. The omission of any Indemnified Party to so notify the Indemnifying Party of any such action shall not relieve the Indemnifying Party from any liability which it may have to such Indemnified Party (a) other than pursuant to this Article 9 or
(b) under this Article 9 unless, and only to the extent that, such omission results in the Indemnifying Party's forfeiture of substantive rights or defenses. In case any such action, claim or other proceeding shall be brought against any Indemnified Party, and it shall notify the Indemnifying Party of the commencement thereof, the Indemnifying Party shall be entitled to assume the defense thereof at its own expense, with counsel satisfactory to such Indemnified Party in its reasonable judgment; provided,
                                                                   --------
however, that any Indemnified Party may, at its own expense, retain separate
-------
counsel to participate in such defense at its own expense. Notwithstanding the foregoing, in any action, claim or proceeding in which both the Indemnifying Party, on the one hand, and an Indemnified Party, on the other hand, are, or are reasonably likely to become, a party, such Indemnified Party shall have the right to employ separate counsel at the expense of the Indemnifying Party and to control its own defense of such action, claim or proceeding if, in the reasonable opinion of counsel to such Indemnified Party, a conflict or potential conflict exists between the Indemnifying Party, on the one hand, and such Indemnified Party, on the other hand, that would make such separate representation advisable; provided, however, that the Indemnifying Party shall
                          --------  -------
not be liable for the fees and expenses of more than one counsel to all Indemnified Parties. The Indemnifying Party agrees that it will not, without the prior written consent of the Indemnified Party, settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated hereby (if any Indemnified Party is a party thereto or has been actually threatened to be made a party thereto) unless such settlement, compromise or consent includes an unconditional release of each Indemnified Party from all liability arising or that may arise out of such claim, action or proceeding. The Indemnifying Party shall not be liable for any settlement of any claim, action or proceeding effected against an Indemnified Party without the Indemnifying Party's written consent, which consent shall not be unreasonably withheld. The rights accorded to an Indemnified Party hereunder shall be in addition to any rights that any Indemnified Party may have at common law, by separate agreement or otherwise; provided, however, that notwithstanding the foregoing or anything to the
--------  -------
contrary contained in this Agreement, nothing in this Article 9 should restrict or limit any rights that any Indemnified Party may have to seek equitable relief.

                                  ARTICLE 10

                             AFFIRMATIVE COVENANTS
                             ---------------------

          Until such time as the Company is required to file periodical and other reports pursuant to Section 13 or Section 15 of the Securities Exchange Act of 1934, as amended (except in the case of the covenant set forth in Section 10.1(c) which shall remain in effect), the Company hereby covenants and agrees with the Purchasers as follows:

          10.1 Financial Statements and Other Information.  For so long as a
               ------------------------------------------
Purchaser owns shares of Common Stock, the Company shall deliver to such Purchaser, in form and substance reasonably satisfactory to such Purchaser:

               (a) as soon as available, but not later than ninety (90) days after the end of each fiscal year of the Company, a copy of the Audited Financial Statements with respect to such fiscal year;

               (b) commencing with the fiscal period ending on March 31, 1998, as soon as available, but in any event not later than forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year, the consolidated unaudited balance sheet of the Company, and the related statements of operations and cash flows for such quarter and for the period commencing on the first day of the fiscal year and ending on the last day of such quarter, all certified by an appropriate officer of the Company as presenting fairly the consolidated financial condition as of such date and results of operations and cash flows for the periods indicated in conformity with GAAP applied on a consistent basis, subject to normal year-end adjustments and reserves and the absence of footnotes required by GAAP; and

               (c) as promptly as practicable, if requested by either of the Purchasers, a certificate signed by the President of the Company that the Company is not a "foreign person" within the meaning of Section 1445 of the Code; and

          10.2 Books and Records.  The Company shall keep proper books of
               -----------------
record and account, in accordance with GAAP, consistently applied.

          10.3 Back-Ups of Computer Software.  The Company shall make back-ups
               -----------------------------
of all material computer software programs and databases and shall maintain such back-up software programs and databases at a secure off-site location.

          10.4 No Offers to Sell.  The Company agrees that neither it, nor
               -----------------
anyone acting on its behalf, shall offer to sell the Purchased Shares or any other security of the Company so as to require the registration of the Purchased Shares pursuant to the provisions of the Securities Act or any state securities or "blue sky" laws, unless such Purchased Shares or other security is so registered.

          10.5 Issuance to Stuart Bell.  No later than sixty (60) days after the
               -----------------------
Closing Date, the Company shall have entered into an agreement with Stuart Bell ("Bell"), pursuant to which Bell shall receive a cash payment in the event of an Initial Public Offering or Sale of the Company in an aggregate amount no greater than 1.5% of the Value of the Company. Such agreement shall not differ in any material respect from the terms described in the preceding sentence.

          10.6 Amendment to Certificate of Incorporation.  No later than sixty
               -----------------------------------------
(60) days after the Closing Date, the Company shall amend its Certificate of Incorporation to provide that each share of Nonvoting Stock purchased by the Purchasers hereunder and any shares of Nonvoting Stock purchased by the Purchasers after the date hereof shall be automatically converted into and exchanged for one share of Voting Stock upon the earlier of (i) the IPO Effectiveness Date and (ii) December 31, 1999; provided, that in the event of a
                                               --------
conversion pursuant to clause (ii) above, the amendment will also provide for a conversion into Voting Stock of a number of shares of Nonvoting Stock held by Walker and Loeb so that the percentage of Voting Stock held by the Purchasers following such conversions shall not exceed the percentage of Common Stock then held by the Purchasers.

                                  ARTICLE 11

                           TERMINATION OF AGREEMENT
                           ------------------------

          11.1 Termination.  This Agreement may be terminated prior to the
               -----------
Closing as follows:

               (a) at any time on or prior to the Closing Date, by mutual written consent of the Company and the Purchasers;

               (b) at the election of the Company or the Purchasers by written notice to the other parties hereto after 5:00 p.m., New York time, on May 1, 1998, if the Closing shall not have occurred, unless such date is extended by the mutual written consent of the Company and the Purchasers; provided, however,
                                                              --------  -------
that the right to terminate this Agreement under this Section 11.1(b) shall not be available (i) to any party whose breach of any representation, warranty, covenant or agreement under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date or (ii) if the Closing has not occurred solely because any party hereto has not yet obtained a necessary approval from any Governmental Authority;

               (c) at the election of the Company, if the Company shall not have closed the Recapitalization within thirty (30) days of the date hereof;

               (d) at the election of all of the Selling Stockholders, if there has been a material breach of any representation, warranty, covenant or agreement on the part of either of the Purchasers contained in this Agreement, which breach has not been cured within fifteen (15) Business Days of notice to the Purchasers of such breach; or

               (e) at the election of the Purchasers, if there has been a material breach of any representation, warranty, covenant or agreement on the part of the Company, Walker or the Selling Stockholders contained in this Agreement, which breach has not been cured within fifteen (15) Business Days notice to the Company of such breach.

If this Agreement so terminates, it shall become null and void and have no further force or effect, except as provided in Section 11.2.

          11.2 Survival.  If this Agreement is terminated and the transactions
               --------
contemplated hereby are not consummated as described above, this Agreement shall become void and of no further force or effect, other than Article 1, this
Section 11.2 and Section 12. 11, which shall remain in full force and effect. Notwithstanding anything to the contrary set forth in this Agreement, (a) (i) none of the parties hereto shall have any liability in respect of a termination of this Agreement pursuant to Section 11.1(a), Section 11.1(b) or Section 11.1(c) and (ii) nothing shall relieve any of the parties from liability for actual damages resulting from a termination of this Agreement pursuant to
Section 11.1(d) or 11.1(e); and (b) none of the parties hereto shall have any liability for speculative, indirect, unforeseeable or consequential damages resulting from any legal action relating to this Agreement or any termination of this Agreement.

                                  ARTICLE 12

                                 MISCELLANEOUS
                                 -------------

          12.1 Survival of Representations and Warranties.  Except for the
               ------------------------------------------
representations and warranties set forth in Sections 4.1, 4.2, 4.3, 4.4, 5.2, 5.3, 5.4, 5.6, 6.1, 6.2, 6.3, 6.6, 6.7 and 6.8 herein, which shall survive the execution and delivery of this Agreement, any investigation by or on behalf of the Selling Stockholders or the Purchasers, or acceptance of the Purchased Shares or termination of this Agreement, all of the representations and warranties made herein shall survive the execution and delivery of this Agreement, any investigation by or on behalf of the Selling Stockholders or the Purchasers, or acceptance of the Purchased Shares or termination of this Agreement until forty-five (45) days after receipt by the Purchasers of the Audited Financial Statements of the Company for the fiscal year ending December 31, 1998.

          12.2 Notices.  All notices, demands and other communications provided
               -------
for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier, courier service or personal delivery to the addresses set forth on Schedule 12.2. All such notices and communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if properly telecopied.

          12.3 Successors and Assigns; Third Party Beneficiaries.  This
               -------------------------------------------------
Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto. Subject to applicable securities laws, each of the Purchasers may assign any of its rights under this Agreement to any of its Affiliates upon notice to the Company, provided such Affiliate is not directly or indirectly engaged in a business competitive with the business of the Company. The Selling Stockholders may not assign any of its rights under this Agreement without the written consent of the Purchasers. Except as provided in Article 9, no Person other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of this Agreement.

          12.4 Amendment and Waiver.
               --------------------

               (a) No failure or delay on the part of the Company, the Selling Stockholders or the Purchasers in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Company, the Selling Stockholders or the Purchasers at law, in equity or otherwise.

               (b) Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Company, the Selling Stockholders or the Purchasers from the terms of any provision of this Agreement, shall be effective only if it is made or given in writing and signed by the Company, the Selling Stockholders and the Purchasers. Except where notice is specifically required by this Agreement, no notice to or demand on the Selling Stockholders or the Company in any case shall entitle the Company or the Selling Stockholders to any other or further notice or demand in similar to the extent that they are affected thereby or other circumstances.

          12.5  Counterparts.  This Agreement may be executed in any number of
                ------------
counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          12.6  Headings.  The headings in this Agreement are for convenience of
                --------
reference only and shall not limit or otherwise affect the meaning hereof.

          12.7  Pronouns.  All pronouns and any variations thereof refer to the
                --------
masculine, feminine or neuter, singular or plural, as the context may require.

          12.8  GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND
                -------------
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW OF ANY JURISDICTION.

          12.9  Severability.  If any one or more of the provisions contained
                ------------
herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

          12.10 Entire Agreement.  This Agreement, together with the exhibits
                ----------------
and schedules hereto and the other Transaction Documents, is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement, together with the exhibits hereto, and the other Transaction Documents supersede all prior agreements and understandings between the parties with respect to such subject matter.

          12.11 Fees.  Except as explicitly provided otherwise in any of the
                ----
Transaction Documents, each party hereto shall bear their own costs and expenses in connection with the preparation, execution and delivery of this Agreement and the other Transaction Documents, and the transactions contemplated hereby and thereby.

          12.12 Publicity.  Except as may be required by any applicable
                ---------
Requirement of Law, none of the parties hereto shall issue a publicity release or public announcement or otherwise make any disclosure concerning this Agreement or the transactions contemplated hereby, without prior approval by the other parties hereto (which approval shall not be unreasonably withheld); provided, however, that nothing in this Agreement shall restrict any Purchaser
--------  -------
from disclosing information (a) that is already publicly available; (b) to the prospective transferee in connection with any contemplated transfer of any of the Purchased Shares; and (c) to its attorneys, accountants, consultants and other advisors to the extent necessary to obtain their services in connection with such Purchaser's investment in the Company. In addition, GAP LLC shall be permitted to disclose its ownership of the Purchased Shares, the aggregate purchase price therefor and the identity of the Company and its President on its Worldwide Web page, www.gapartners.com. If any announcement is required by any applicable Requirement of Law to be made by any party hereto, prior to making such announcement such party will deliver a draft of such announcement to the other parties and shall give the other parties an opportunity to comment thereon.

          12.13 Further Assurances.  Each of the parties shall execute such
                ------------------
documents and perform such further acts (including, without limitation, obtaining any consents, exemptions, authorizations or other actions by, or giving any notices to, or making any filings with, any Governmental Authority or any other Person, and otherwise fulfilling, or causing the fulfillment of, the conditions to Closing set forth in Articles 7 and 8) as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement and to consummate and make effective as promptly as possible the transactions contemplated by this Agreement.

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective officers hereunto duly authorized on the date first above written.

                              NEWSUB SERVICES, INC.


                              By: /s/ Robert D. Bock
                                  -----------------------------------
                                  Name:  Robert D. Bock
                                  Title:  Secy/Treas.

                              GENERAL ATLANTIC PARTNERS 46, L.P.

                              By: GENERAL ATLANTIC PARTNERS, LLC,
                                  its General Partner


                                  By: /s/ Nancy E. Cooper
                                      -------------------------------
                                      Name:  Nancy E. Cooper
                                      Title:  A Managing Member

                              GAP COINVESTMENT PARTNERS, L.P.


                              By: /s/ Nancy E. Cooper
                                  -----------------------------------
                                  Name:  Nancy E. Cooper
                                  Title:  A General Partner

                              CRUTCHER FAMILY TRUST


                              By: /s/ Lawrence M. Crutcher
                                  -----------------------------------
                                  Name:  Lawrence M. Crutcher
                                  Title:  Trustee

                              THE JAY S. WALKER IRREVOCABLE CREDIT TRUST


                              By: /s/ Harry E. Peden, Trustee
                                  -----------------------------------

                              By: /s/ Eileen Walker
                                  -----------------------------------
                                  Name:
                                  Title:


                              /s/ Jay Walker
                              ---------------------------------------
                              Jay Walker


                              /s/ Margaret K. Loeb
                              ---------------------------------------
                              Margaret Loeb


                              /s/ John J. Veronis
                              ---------------------------------------
                              John Veronis


                              /s/ John Suhler
                              ---------------------------------------
                              John Suhler


                              /s/ Joseph C. Hanson
                              ---------------------------------------
                              Joseph Hanson


                              /s/ Andre Jaeckle
                              ---------------------------------------
                              Andre Jaeckle